Exhibit 10.1

COMMERCIAL LOAN AGREEMENT

THIS COMMERCIAL LOAN AGREEMENT (this “Agreement”) is made as of this 31st day of March 2021, by and between Sysorex, Inc, a Nevada corporation, having an address at 13880 Dulles Corner Lane, Ste. 175, Herndon, VA 20171 (“Borrower”) and First Choice International Company, Inc., a Delaware corporation, having an address at 21399 Marina Cove Circle, Unit M14, Aventura, FL 33180 (“Lender”). Borrower and Lender are individually referred to herein as a “party” and collectively as the “parties.”

RECITALS

WHEREAS, Lender has agreed to lend to Borrower the principal amount of Two Million and 00/100 Dollars ($2,000,000) (“Loan Proceeds”) at an interest rate of One Percent (1%) per month with a term of ninety (90) days (“Loan”);

WHEREAS, on March 19, 2021, pursuant to that certain “Letter Agreement” of even date attached as “Exhibit A” hereto entered into by and between Borrower, Lender and Systat Software, Inc, a Delaware corporation, having an address at 2107 North First Street, Suite 360, San Jose, CA 95131 (“Systat”), Lender advanced the Loan Proceeds (“Advance”) to Systat at the direction of Borrower;

WHEREAS, as a condition of the Advance, and to establish collateral in the event that the Borrower does not timely repay the Loan, in further consideration of the Advance, on March 19, 2021, Systat assigned that certain Secured Promissory Note in the principal amount of $3,000,000 with an issuance date of June 30, 2020 (“Note”) pursuant to the “Assignment of Promissory Note” attached as “Exhibit B” hereto (the “Letter Agreement” and the “Note” are collectively referred to as the “Advance Payment Documents”);

WHEREAS, Borrower, by resolution of its Board of Directors, has agreed to consent to the Assignment of Promissory Note pursuant to the terms of the Advance Payment Documents;

WHEREAS, it is the parties’ intent that the “Exchange Shares” (as defined below) shall serve as collateral until the Loan has been timely repaid in full prior to the Maturity Date (as set forth in the Promissory Note attached hereto (the “Promissory Note,” or as further set forth therein serve as an alternative form of repayment), as more fully described below and in the Promissory Note; and

WHEREAS, this Agreement and the Promissory Note shall hereinafter be referred to as the “Loan Documents” and no general reference to the same used herein or in the Promissory Note shall invalidate the obligations of Borrower set forth in this Agreement or in the Promissory Note.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.	Incorporation of Recitals and Exhibits. Each of the Recitals above and all Exhibits, and other instruments referred to in this Agreement are hereby incorporated into this Agreement as though set forth in full. Provisions set forth in the Recitals have the same force and effect as any other provisions of this Agreement.

2.	Borrower’s Consents and Understandings. Borrower, by resolution of its Board of Directors, hereby consents to the Assignment of Promissory Note pursuant to the terms of the Advance Payment Documents. Borrower also understands and agrees that the Note has been converted into shares of Borrower Common Stock (the “Exchange Shares”) and the Exchange Shares shall be held in escrow by Computershare, Inc., the Borrower’s transfer agent, and serve as collateral to secure its repayment obligations owed to Lender under the Promissory Note.

3.	Lender Agreements and Understandings. Lender hereby agrees that so long as repayment of the Promissory Note is made in accordance with the terms set forth in the Promissory Note, the Exchange Shares will be cancelled in full and no further amounts will be owed by Borrower to Lender as a result of the transactions contemplated by this Agreement, all as more fully described in the Promissory Note.

4.	The Loan. Subject to all of the terms and conditions of this Agreement and the Promissory Note, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the Principal Amount defined in the Promissory Note.

5.	The Promissory Note. Borrower shall execute this Agreement and the Promissory Note attached hereto and deliver it to Lender.

6.	Closing. The Closing of the Loan (“Closing”) shall occur on the date the parties execute these Loan Documents whereas Systat has already been advanced Lender’ funds on behalf of Borrower in accordance with this Loan and the Advance Payment Documents.

7.	Representations, Warranties and Covenants. Borrower makes the following representations and warranties and covenants to Lender, all of which shall survive Closing:

(a) Borrower is a corporation, validly formed and validly existing under the laws of the state of its incorporation. Borrower has full power and authority to execute, deliver and perform the obligations and carry out the duties imposed upon Borrower by the Loan Documents, and Borrower has taken all actions necessary to carry out Borrower’s obligations and duties in connection with the Loan;

(b) The individual executing the Loan Documents is an individual having full power and authority to execute and deliver the Loan Documents on behalf of Borrower, and to execute, deliver and perform the obligations and carry out the duties imposed upon Borrower by the Loan Documents, and Borrower has taken all action necessary to carry out Borrower’s obligations and duties in connection with the Loan;

(c) Each of the Loan Documents executed by the Borrower has been duly and properly executed and delivered;

(d) To Borrower’s knowledge, each of the Loan Documents constitute legal, valid and binding obligations of Borrower, and are enforceable in accordance with their respective terms, except as such enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally, and limitations imposed by general principles of equity;

(e) No provision of any deed of trust, mortgage, indenture, agreement, contract, or other instrument requires the consent or authorization of any other person, firm or corporation as a condition precedent to the consummation of the transactions contemplated herein or in any of the other Loan Documents, or if required, such consents or authorizations have been obtained;

(f) No approvals, consents or permits are required in connection with the execution, delivery and performance by Borrower of this Agreement or any of the other Loan Documents, or in connection with the performance or consummation by Borrower, of any of the transactions contemplated hereby or thereby, or if required, such approvals, consents or permits have been obtained;

(g) The execution, delivery and performance of any of the Loan Documents, the granting of the security interests therein (either stated herein or hereinafter required), and the compliance with the provisions of Loan Documents, (i) have not constituted (and will not, upon the giving of notice or lapse of time or both, constitute) either (A) a breach or default under any organizational document of Borrower, or any indenture, mortgage, deed of trust, franchise, permit, license, note or any other agreement or instrument to which Borrower is a party, or any of Borrower’s respective properties or assets may be bound or affected, or (B) a violation of any applicable law, court order, writ, injunction or other decree which may affect Borrower and (ii) will not result in a lien or privilege against any property or assets of Borrower, other than liens in favor of Lender pursuant to the Loan Documents (either stated herein or hereinafter required);

(h) No actions, suits or proceedings are pending, or to Borrower’s actual knowledge are threatened against Borrower which might affect the ability of Borrower to perform its obligations pursuant to and as contemplated by the terms and provisions of the Loan Documents;

(i) Neither Borrower nor any of its affiliates has dealt with any brokers in connection with this Loan transaction, and no brokerage fees or commissions are payable by or to any person in connection with any of the Loan Documents.;

(j) No aspect of the Loan transaction violates or will violate any usury laws or laws regarding the validity of agreements to pay interest in effect on the date hereof;

(k) The information provided by Borrower to Lender in connection with the Loan does not include an untrue statement of a material fact or omit to state any material fact or any other fact which is necessary to make the statements contained therein (in the light of the circumstances under which they were made) not misleading;

(l) Neither Borrower nor any of its affiliates is subject to sanctions of the United States government or in violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) (the “Terrorism Executive Order”) or a person similarly designated under any related enabling legislation or any other similar executive order (collectively with the Terrorism Executive Order, the “Executive Orders”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”), any sanctions and regulations promulgated under authority granted by the Trading with the Enemy Act, 50 U.S.C. App. 1-44, as amended from time-to-time, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, as amended from time to time, the Iraqi Sanctions Act, Publ. L. No. 101-513; United Nations Participation Act, 22 U.S.C. § 287c, as amended from time-to-time, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa-9, as amended from time-to-time, The Cuban Democracy Act, 22 U.S.C. §§ 6001-10, as amended from time-to-time, The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time-to-time, and The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106-120, as amended from time-to-time;

(m) Neither Borrower nor any of its affiliates is (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury, and/or on any other similar list (the “Lists”) maintained by such office pursuant to any authorizing statute, Executive Order or regulation or (ii) a Person (a “Designated Person”) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of the Terrorism Executive Order or a Person similarly designated under any related enabling legislation or any other similar Executive Orders;

(n) Neither Borrower nor any of its affiliates is knowingly or will knowingly (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Designated Person, (ii) deal in, or otherwise engage in, any transaction relating to any property or interest in property blocked pursuant to any Executive Order or the Patriot Act, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Executive Order or the Patriot Act;

(o) To Borrower’s actual knowledge, Borrower has procured and properly maintained all licenses or permits necessary to operate its business; and

(p) Borrower hereby agrees to protect, indemnify, defend and save harmless Lender and its affiliates, including, but not limited to, its shareholders, directors, managers, members, officers, agents, attorneys and employees from and against any and all injuries, damages, losses, liabilities and expenses of any kind or nature and from any suits, claims or demands, including legal fees and expenses, by reason of, or as a result of any violation of its obligations arising from the Loan Documents.

8.	Event of Default. An “Event of Default” means the occurrence of any one or more of the following events:

(a) the failure by Borrower to make any payment required under the Promissory Note when due;

(b) the failure of Borrower to observe or perform its obligations under the Loan Documents, which failure continues beyond the expiration of the applicable notice and cure period;

(c) any representation or warranty contained in the Loan Documents shall have been false or misleading in any material respect when made; or

(d) if Borrower: (i) shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; (ii) shall make a general assignment for the benefit of its creditors; or (iii) shall have commenced against it any case, proceeding or other action of a nature referred to in clause (i) above which results in the entry of an order for relief or any such adjudication or appointment or remains undismissed, undischarged or unbonded for a period of sixty (60) days; (iv) shall have commenced against it any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; (v) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i) through (iv) above; or (vi) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

9.	Notice and Cure. Borrower shall be entitled to notice and fifteen (15) days from such notice to cure failure to perform. If a failure to perform which cannot be cured by the payment of money is susceptible of cure, but cannot be cured within fifteen (15) days from notice through the exercise of reasonable diligence, then, so long as Borrower commences cure within such fifteen (15) day period, such failure remains susceptible to cure, and Borrower diligently pursues cure and completes such cure within thirty (30) days of receipt of notice of default, such failure shall not be deemed to create an Event of Default.

10.	Lender’s Remedies. If an Event of Default shall occur, Lender shall have all rights and remedies available to it or for its benefit under the Loan Documents or otherwise at law and in equity and Lender shall have no further obligation to perform its obligations under any of the Loan Documents. Borrower shall not interfere with the exercise by Lender of any of its rights and remedies under the Loan Documents and shall fully cooperate with Lender in the exercise of Lender’s rights.

11.	Miscellaneous.

(a) Relationship of Borrower and Lender. The relationship between Borrower and Lender is solely that of debtor and creditor. Lender has no fiduciary or other special relationship with Borrower, is not a partner or joint venturer of Borrower and is not an agent of Borrower. No term of the Loan Documents shall be construed as creating any relationship between Borrower on one hand and Lender on the other hand, to be anything other than that of debtor, guarantor and creditor.

(b) No Lender Obligations. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to the Loan Documents, including without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by the Lender.

(c) Survival of Covenants, Representations and Warranties. All covenants, representations and warranties contained in the Loan Documents or made in writing by or on behalf of Borrower in connection with the transactions contemplated by this Agreement shall survive for the duration of any statutes of limitation applicable thereto, the execution and delivery of this Agreement, the Promissory Note, and the funding of the Loan, any investigation at any time made by Lender or on Lender’s behalf, and any disposition of or payment on the Promissory Note.

(d) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

(e) Amendment, Waiver, Entire Agreement. This Agreement may be amended, and waivers or consents to departures from the provisions hereof may be given, only in a writing signed by the party against which enforcement is sought. The Loan Documents contain the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings relating to the subject matter hereof.

(f) Descriptive Headings; Interpretation. The headings in this Agreement are for purposes of convenience only and shall not be used in construing or interpreting this Agreement. References to an “Exhibit” are, unless otherwise specified, to an Exhibit attached to this Agreement. References to an “Article” or “Section” are, unless otherwise specified, to an “Article” or “Section” of this Agreement, as the case may be. Notwithstanding that this Agreement was initially prepared by Lender’s counsel, this Agreement has been reviewed and negotiated by competent counsel on behalf of Borrower. The parties to this Agreement agree that the Loan Documents shall not be construed against Lender as a result of this Agreement having been so prepared by Lender’s legal counsel. If Borrower consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

(g) Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the respective parties which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of all parties originally benefited thereby. The terms and provisions of the Loan Documents shall inure to the benefit of and shall be binding upon any assignee or transferee of Lender, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Lender shall automatically extend to and be vested in, and become an obligation of, such transferee or assignee, all subject to the terms and conditions hereof. In connection therewith, any such transferee or assignee may disclose all documents and information which such transferee or assignee now or hereafter may have relating to this Loan transaction. Notwithstanding the foregoing, the Loan is personal to Borrower and Borrower is prohibited from assigning or transferring its rights and obligations under the Loan Documents without the express written consent of Lender, which consent shall not be unreasonably withheld.

(h) Governing Law. THIS AGREEMENT, THE PROMISSORY NOTE AND ALL OTHER INSTRUMENTS EVIDENCING AND SECURING THE LOAN SECURED HEREBY WERE NEGOTIATED IN THE STATE OF DELAWARE AND MADE BY DEBTOR AND ACCEPTED BY LENDER IN THE STATE OF DELAWARE, AND THE PROCEEDS OF THE LOAN SECURED HEREBY WERE DISBURSED FROM DELAWARE, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND THE UNDERLYING TRANSACTIONS EMBODIED HEREBY. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, MATTERS OF CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT AND THE SECURED OBLIGATIONS ARISING HEREUNDER, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE LAW OF THE STATE OF DELAWARE SHALL GOVERN THE VALIDITY AND ENFORCEABILITY OF THE OBLIGATION ARISING UNDER THIS AGREEMENT AND THE LOAN DOCUMENTS, AND THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER AND THEREUNDER.

(i) Waiver of Jury Trial. Lender and Borrower hereby waive, to the fullest extent permitted by law, the right to trial by jury in any action, proceeding or counterclaim, whether in contract, tort or otherwise, in connection with, or relating directly or indirectly to the Loan Documents.

(j) Service of Process. Borrower consents to process being served in any suit, action or proceeding hereunder by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to Borrower at its address set forth above or to any other address which Borrower shall have designated by written notice to Lender. Nothing herein shall affect the rights of the Lender to serve process in any manner permitted by law.

(k) Notices, Etc. Any notice, demand or other communication under the Loan Documents shall be in writing and shall be deemed delivered on the earlier to occur of (i) receipt or (ii) the date of delivery, refusal or non-delivery indicated on the return receipt, if deposited in a United States Postal Service depository, postage prepaid, sent registered or certified mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to the party to receive the same at the address of such party set forth below or, in each case, at such other address, or to the attention of such other officer, as Borrower or Lender, as the case may be, shall have furnished to the other party in writing.

If to Lender:

First Choice International Company, Inc.

21399 Marina Cove Cir.

Unit M14 Aventura, FL 33180

Email: 1stchoiceintlco@gmail.com

Attn: David Steinhurst, President

If to Borrower:

Sysorex, Inc.

13880 Dulles Corner Lane

Suite 175

Herndon, VA 20171

Email: ZamanKhan@sysorexinc.com

Attn: Zaman Khan, CEO

(l) Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

(m) Limitation on Liability of Lender and Others. Borrower’s sole recourse and remedy for any default on the part of any person under the Loan Documents shall be limited to the Principal Amount (as defined in the Promissory Note) of the Loan. Neither Lender, nor any of its agents or representatives, or any officer, director, shareholder, partner, agent, principal, heir, estate, attorney, successor or assign of any of the foregoing shall have any personal liability in any respect under this Agreement.

(n) Attorneys Fee; Legal Fees. In the event of a dispute with regard to the Loan Documents, the costs, fees and expenses of the prevailing party shall be borne by the non- prevailing party within five (5) business days of any final determination ordered or agreed upon by a court, mediator, or arbitrator having jurisdiction over such dispute.

[Signature Page Follows]

WHEREAS, the duly authorized representatives of the Lender and Borrower have executed this Agreement as of the date first set forth above.

BORROWER:

Sysorex, Inc.

By:	/s/ Zaman Khan
Name:	Zaman Khan
Title:	Chief Executive Officer

LENDER:

First Choice International Company, Inc.

By:
Name:	Mark H. Peikin
Title:	Chief Executive Officer

PROMISSORY NOTE

Borrower: Sysorex, Inc.

Lender: First Choice International Company, Inc.

Date: March 31, 2021	Interest Rate: 1% per month

PROMISE TO PAY. Sysorex, Inc., a Nevada corporation (“Borrower”) promises to pay to the order of First Choice International Company, Inc., a Delaware corporation or assigns (“Lender”), without setoff, in lawful money of the United States of America, the principal amount of Two Million and 00/100 Dollars ($2,000,000) (“Principal Amount”), together with interest at the rate of One Percent (1%) per month on the unpaid outstanding Principal Amount of this Promissory Note (“Interest”). Interest shall accrue and compound upon the unpaid balance of this Promissory Note using an Actual/360 day counting method.

REPAYMENT. All payments shall be made as directed by Lender. Borrower shall make Interest payments on the outstanding Principal Amount of this Promissory Note on the 28th day of each month (or the first business day thereafter) (“Interest Payment(s)”). On the Maturity Date (defined herein), Borrower shall make a balloon payment, which shall include the Principal Amount, any accrued but unpaid Interest and any incurred but unpaid fees, expenses or penalties on or before the Maturity Date (defined herein).

AGREEMENT UPON FULL AND TIMELY REPAYMENT. Subject to the full and timely repayment and compliance with all obligations under the Loan Documents, Lender has agreed to accept as collateral against payment of amounts owing under this Promissory Note shares issued pursuant to that certain Securities Settlement Agreement and related acquisition by Lender of that certain Secured Promissory Note with an issue date of June 30, 2020, in the principal amount of Three Million and 00/100 Dollars ($3,000,000) of even date herewith (the “Exchange Shares”). Such Exchange Shares shall be held in escrow by Computershare, Inc. for disbursement if necessary pursuant to the terms of this Promissory Note.

MATURITY DATE. The Principal Amount, accrued Interest and any incurred fees, expenses or penalties must be paid in full on or before Thursday, June 30, 2021 (“Maturity Date”). Failure to pay the Principal Amount, accrued Interest, incurred fees, expenses or penalties on the Maturity Date shall constitute an Event of Default (as defined in the Loan Agreement) and Lender shall have all rights and remedies set forth herein or available at law or equity. In the event the Principal Amount and accrued interest is not paid in full on the Maturity Date (as defined below), notwithstanding any other remedy at law or in equity, the Exchange Shares (as limited below) shall be released to Lender under “Alternate Consideration on Repayment; Exchange.”

ALTERNATE CONSIDERATION ON REPAYMENT; EXCHANGE. Lender has agreed that it may consider alternate forms of repayment of the Principal Amount, accrued Interest, expenses, fees and penalties. Such forms of alternate consideration could include marketable securities, or such other valuable consideration as the Lender determines in its sole discretion to be fair and reasonable in exchange for forgiveness of the obligations agreed to under the Loan Documents (as defined in the Loan Agreement). In the event the outstanding Principal Amount and accrued interest is not paid in full on the Maturity Date, the Maturity Date will be extended until such time as Lender has recouped the outstanding Principal Amount and accrued interest through the sale of an amount of the Exchange Shares equal to the Principal Amount and accrued interest under this Promissory Note. Thereafter, any remaining Exchange Shares, shall belong to the Lender as further consideration for the Lender’s undertaking of this Promissory Note.

BANK INFORMATION; WIRE INSTRUCTIONS. All amounts due hereunder shall be payable to the Lender at its direction.

MAXIMUM INTEREST AMOUNT. Any amount assessed or collected as interest under the terms of this Promissory Note will be limited to the maximum amount of interest allowed by state or federal law, whichever is greater. Amounts collected in excess of the maximum lawful amount will be applied first to the unpaid Principal Amount of the Promissory Note and any remainder will be paid to Lender as an origination fee.

PREPAYMENT. Borrower may prepay the Principal Amount plus accrued Interest at any time without penalty.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Promissory Note:

(a) the failure by Borrower to make any payment, including any Interest Payment(s), when required or when due;

(b) the failure of Borrower to observe or perform its obligations under the Loan Documents, which failure continues beyond the expiration of the applicable notice and cure period;

(c) any representation or warranty contained in the Loan Documents shall have been false or misleading in any material respect when made; and

(d) if Borrower (i) shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; (ii) shall make a general assignment for the benefit of its creditors; or (iii) shall have commenced against it any case, proceeding or other action of a nature referred to in clause (i) above which results in the entry of an order for relief or any such adjudication or appointment or remains undismissed, undischarged or unbonded for a period of sixty (60) days; (iv) shall have commenced against it any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; (v) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i) through (iv) above; or (vi) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

OPPORTUNITY TO CURE. Borrower shall be entitled to notice and fifteen (15) days from such notice to cure failure to perform. If a failure to perform which cannot be cured by the payment of money is susceptible of cure, but cannot be cured within fifteen (15) days from notice through the exercise of reasonable diligence, then, so long as Borrower commences cure within such fifteen (15) day period, such failure remains susceptible to cure, and Borrower diligently pursues cure and completes such cure within thirty (30) days of receipt of notice of default, such failure shall not be deemed to create an Event of Default.

GOVERNING LAW. This Promissory Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Delaware. This Promissory Note has been accepted by Lender in the State of Delaware.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Kent County, State of Delaware.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of One Thousand Dollars ($1,000.00) if Borrower makes a payment on the Loan (as defined in the Loan Agreement) and the check or preauthorized charge with which Borrower pays is dishonored.

SUCCESSOR INTERESTS. The terms of this Promissory Note shall be binding upon Borrower and shall inure to the benefit of Lender and its successors and assigns.

Borrower’s Initials	NO ORAL AGREEMENTS. This written agreement is the final expression of the agreement between Lender and Borrower and may not be contradicted by evidence of any prior oral agreement or of a contemporaneous oral agreement between Lender and Borrower.

Lender’s Initials	By initialing the boxes to the left, Lender and Borrower affirm that no unwritten oral agreement exists between them.

[Signature Page Follows]

PRIOR TO SIGNING THIS PROMISSORY NOTE, BORROWER HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS PROMISSORY NOTE. BORROWER AGREES TO THE TERMS OF THE PROMISSORY NOTE. BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:
Sysorex, Inc.

/s/ Zaman Khan
By: Zaman Khan
Title: Chief Executive Officer

LENDER:
First Choice International Company, Inc.

By: Mark H. Peikin
Title: Chief Executive Officer

Exhibit A

Letter Agreement

DocuSign Envelope ID: 19E6E286-B5EB-4D0D-B808-5D376647D229

FIRST CHOICE
INTERNATIONAL COMPANY, INC.

19 March 2021

Systat Software, Inc.
2107 North First Street, Suite 360
San Jose, CA 95131
Attn: Tanveer A. Khader

Sysorex, Inc.
13880 Dulles Corner Lane, Suite 175
Herndon, VA 02171
Attn: Zaman Khan

Re: Letter Agreement

Dear Messrs. Khader and Khan,

The purpose of this Letter Agreement (this "Agreement") is to memorialize and acknowledge certain agreements by and among Systat Software, Inc., a Delaware corporation ("Systat"), Sysorex, Inc., a Nevada corporation ("SYSX") and First Choice International Company, Inc., a Delaware corporation ("First Choice") with regard to First Choice's advance payment of Two Million and 00/100 United States Dollars (US$2,000,000) to Systat on behalf of SYSX (the "Advanced Payment"). Systat, SYSX and First Choice are individually referred to herein as a "Party" and collectively as the "Parties."

Both Systat and SYSX acknowledge that First Choice is under no obligation to make the Advanced Payment, but is doing so for the mutual benefit of Systat and SYSX. In consideration of the Advanced Payment, Systat agrees that it will enter into a Securities Settlement Agreement ("SSA") with SYSX, substantially in the form attached hereto as Exhibit II, for the cancellation of Indebtedness owed by SYSX to Systat. Under the terms of the SSA, SYSX will issue shares of SYSX restricted common stock ("Shares") to Systat in full satisfaction of the debt owed to Systat, which is memorialized in those certain outstanding secured promissory notes identified on Schedule A attached hereto ("Indebtedness"). Upon receipt of the Shares, the Indebtedness shall be fully extinguished and cancelled. The number of Shares issued shall be determined by the following formula:

Loan Amount (plus all accrued and unpaid interest)/Share Price[1] *= Number of Shares to be Issued*

When issued, the Shares of SYSX shall be duly authorized, validly issued, fully paid and non-assessable and shall be issued in the name of Systat (or assigns).

[1] "Share Price" will be determined at a later date.

As a condition of the Advanced Payment made by First Choice to Systat on behalf SYSX, First Choice requires collateral to ensure SYSX will timely repay the Advanced Payment in full. The Parties have agreed that by structuring such Advanced Payment as a purchase of that certain Secured Promissory Note in the principal amount of $3,000,000 with an issue date of June 30, 2020 ("Note"), that the Note shall serve as a collateral. In connection with the purchase of the Note by First Choice, First Choice and Systat will enter into the Assignment of Promissory Note attached hereto as Exhibit I.

First Choice and SYSX will simultaneously enter into a separate agreement, pursuant to which First Choice will agree to cancel the Note, subject to SYSX's full and timely repayment of the Advanced Payment in accordance with the terms and conditions of such agreement. By its signature below, SYSX consents to the transfer of the Note.

Sincerely,

Mark H. Peikin
Chief Executive Officer
First Choice International Company, Inc.

AGREED & ACKNOWLEDGED:

Systat Software, Inc.

DocuSigned by:
TANVEER KHADER

Name: Tanveer Khader
Title: Vice President

Sysorex, Inc.

____

Name: Zaman Khan
Title: Chief Executive Officer

2

As a condition of the Advanced Payment made by First Choice to Systat on behalf SYSX, First Choice requires collateral to ensure SYSX will timely repay the Advanced Payment in full. The Parties have agreed that by structuring such Advanced Payment as a purchase of that certain Secured Promissory Note in the principal amount of $3,000,000 with an issue date of June 30, 2020 ("Note"), that the Note shall serve as a collateral. In connection with the purchase of the Note by First Choice, First Choice and Systat will enter into the Assignment of Promissory Note attached hereto as Exhibit I.

First Choice and SYSX will simultaneously enter into a separate agreement, pursuant to which First Choice will agree to cancel the Note, subject to SYSX's full and timely repayment of the Advanced Payment in accordance with the terms and conditions of such agreement. By its signature below, SYSX consents to the transfer of the Note.

Sincerely,

Mark H. Peikin
Chief Executive Officer
First Choice International Company, Inc.

AGREED & ACKNOWLEDGED:

Systat Software, Inc.

____
Name: Tanveer Khader
Title: Vice President

Sysorex, Inc.

Name: Zaman Khan
Title: Chief Executive Officer

2

Exhibit B

Assignment of Promissory Note

DocuSign Envelope ID: 19E6E286-B5EB-4D0D-B808-5D37664 7D229

Exhibit I

ASSIGNMENT OF PROMISSORY NOTE

THIS ASSIGNMENT OF PROMISSORY NOTE (this "Assignment") is effective as of March 19, 2021 ("Effective Date"), and is by and among Systat Software, Inc., a Delaware corporation ("Assignor"), and First Choice International Company, Inc., a Delaware corporation ("Assignee" and together with Assignor, the "Parties").

RECITALS:

WHEREAS, Sysorex, Inc., a Nevada corporation ("Maker"), executed that certain Secured Promissory Note dated June 30, 2020 in the original principal amount of Three Million and 00/100 Dollars ($3,000,000) and payable to Assignor (the "Note").

WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to assume, all of Assignor's rights and obligations under the Note, including the right to receive payment thereunder.

WHEREAS, Consent to the assignment contemplated herein has been received by the Maker.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the mutual covenants and conditions herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Purchase Price. The Assignee shall pay the Assignor the sum of Two Million and 00/100 United States Dollars (US$2,000,000) as the purchase price for the Note ("Purchase Price").

2. Assignment and Assumption. Effective as of the date written above, Assignor hereby assigns, and Assignee hereby assumes, the Note and all of Assignor's rights and obligations under the Note.

3. Representations and Warranties. Assignor represents and warrants to Assignee that: (a) concurrently with this Assignment, it will deliver to Assignee the original executed Note, including any modifications and amendments thereto; (b) the Note is in full force and effect and that no Event of Default has occurred thereunder; (c) it has not assigned the Note, or any part of the Note, to any third parties; and (d) the Note is free and clear of any and all Liens (as defined in the Note) and is freely transferrable.

4. Further Assurances. The Parties will take such additional actions as each may reasonably request to effect, consummate, confirm, or evidence the assignment contemplated herein.

5. Binding Effect; Parties. This Assignment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

6. Governing Law. This Agreement is governed by the laws of the State of Nevada without regard to principles of conflicts of laws.

7. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. This

4

DocuSign Envelope ID: 19E6E286-B5EB-4D0D-B808-5D376647D229

Agreement may be executed and delivered by facsimile or other electronic signature (including .pdf).

8. Attorneys' Fees. In the event of any dispute between the Parties concerning the terms and provisions of this Agreement, the prevailing Party in such dispute shall be entitled to collect from the other Party all fees and costs incurred in such dispute, including reasonable attorneys' fees.

IN WITNESS WHEREOF, the Parties have caused this Assignment Agreement to be duly executed as of date first above written.

ASSIGNOR:

Systat Software, Inc.

DocuSigned by:
TANVEER KHADER

Name: Tanveer Khader
Title: Vice President

ASSIGNEE:

First Choice International Company, Inc.

Name: Mark H. Peikin
Title: Chief Executive Officer

5